EXHIBIT NO. 4.1

SEAGATE TECHNOLOGY INTERNATIONAL

as Issuer

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of May 1, 2009

10.00% Senior Secured Second-Priority Notes due 2014

v

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend
EXHIBIT J	Original Issue Discount Legend

INDENTURE, dated as of May 1, 2009, among SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company organized under the laws of the Cayman Islands, as issuer (the “Issuer”), SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands, as guarantor (the “Company”), the other Guarantors party hereto from time to time and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

The Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $430,000,000 aggregate principal amount of the Issuer’s 10.00% Senior Secured Second-Priority Notes due 2014 as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guaranties, when the Notes are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, certain provisions of the Trust Indenture Act that are specifically made part of this Indenture. Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture. For the avoidance of any doubt, Sections of the Trust Indenture Act that are not incorporated by reference in this Indenture will not be part of this Indenture.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“act” has the meaning assigned to such term in Section 12.02.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders under the Senior Credit Facility, and its successors in such capacity as provided thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on May 1, 2013, plus (ii) all required interest payments due on such Note through May 1, 2013 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means any sale, lease, transfer or other disposition (including a Sale and Leaseback Transaction) of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any

Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary; provided that if such disposition is from the Company or a Guarantor that has pledged its assets as Collateral to a Restricted Subsidiary that does not pledge its assets as Collateral, such disposition is being made in the ordinary course of business of the Company and its Restricted Subsidiaries;

(2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business and periodic clearance of aged inventory, (iii) used or surplus assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) sales of assets (at fair market value) received by the Company or any Restricted Subsidiary upon the exercise of a power of sale or foreclosure by the Company or any Restricted Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(4) licensing and cross-licensing arrangements entered into in the ordinary course of business of the Company or any Restricted Subsidiary involving any technology or other intellectual property of the Company or such Subsidiary, and licensing of assets that constitute technology or other intellectual property to joint ventures in connection with Permitted Investments or a Restricted Payment permitted under Section 4.07;

(5) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(6) a transaction covered by Section 5.01;

(7) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(8) sales of Receivables and Related Assets pursuant to any Permitted Receivables Financing;

(9) sale and leaseback transactions in the ordinary course of business of platinum and other metals in transactions where such metals are purchased by the Company or any Restricted Subsidiary substantially simultaneously with the sale and leaseback thereof;

(10) the sale or issuance of Equity Interests in i365 Inc. in connection with any (i) stock plan for employees or (ii) acquisitions; and

(11) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $10,000,000.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorized Agent” has the meaning set forth in Section 12.14.

“Available Liquidity” means, on any date of determination, (i) the aggregate of all cash and Cash Equivalents, as determined on a consolidated basis for the Company and its Restricted Subsidiaries (other than Receivables Subsidiaries) in accordance with GAAP, less (ii) the amount of outstanding Permitted Bank Debt.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the Board of Directors of the Company, or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(b) investments in commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America and having, at such date of acquisition, a rating of “P–1” (or better) from Moody’s or “A–1” (or better) from S&P;

(c) investments in (i) certificates of deposit, bankers’ acceptances, time deposits and money market deposit accounts maturing not more than one year after the date of acquisition thereof issued or guaranteed by or placed with any commercial bank or trust company organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America or (ii) obligations of United States federal agencies sponsored by the federal government (including, without limitation, the Federal Home Loan Bank, Federal Farm Credit Bank, Federal Home Loan Mortgage Corporation and Federal National Mortgage Association) that are not direct obligations of the United States of America or any State thereof and are not obligations guaranteed by the United States of America or any State thereof, in each case which bank, trust company or federally sponsored agency has a combined capital and surplus and undivided profits in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(d) fully collateralized repurchase obligations with a term of not more than 45 days for securities described in clause (a) above or clause (e), (f) or (g) below and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having maturities of not more than three years from the date of acquisition thereof and, having a rating of at least “AA” from S&P or “Aa” from Moody’s;

(f) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and having a rating of at least “A” from S&P or from Moody’s;

(g) investments in securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody’s;

(h) investments in corporate bonds or notes having maturities of not more than five years from the date of acquisition thereof and having a rating of at least “A” from S&P or Moody’s;

(i) auction rate preferred stock having maturities of not more than 90 days from the date of acquisition thereof, provided that the long-term senior unsecured debt of the issuer of such preferred stock shall have a rating of at least “A” from S&P or from Moody’s;

(j) investments in funds that invest substantially all their assets in one or more types of securities described in clauses (a) through (i) above; and

(k) money market funds that (i) comply with the criteria set forth in Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, and (ii) have portfolio assets of at least $1,000,000,000.

“cash transaction” has the meaning assigned to such term in Section 7.03.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than, in the case of the Issuer, the

Company or Seagate HDD) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or the Issuer (for purposes of this clause (1), a person shall be deemed to beneficially own any Voting Stock of a person (the “specified person”) held by any other person (the “parent entity”) so long as such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity);

(2) individuals who on the Issue Date constituted the board of directors of the Company or the Issuer, as applicable (together with any new directors whose election by such board of directors of the Company or the Issuer or whose nomination for election by the shareholders of the Company or the Issuer was approved by a vote of a majority of the directors of the Company or the Issuer then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the board of directors of the Company or the Issuer then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company or the Issuer; or

(4) the merger or consolidation of the Company or the Issuer with or into another Person or the merger of another Person with or into the Company or the Issuer, or the sale of all or substantially all the assets of the Company or the Issuer (determined on a consolidated basis) to another Person, other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

“Change of Control Triggering Event” means the occurrence of (x) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P (or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company or the Issuer) and the Issuer shall select any other Rating

Agency, the equivalent of such ratings by such other Rating Agency) and (y) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such Rating Agency in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) the Issue Date.

“Clearstream” means Clearstream Banking, Société Anonyme, Luxembourg and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and property of the Issuer and the Guarantors, required to be pledged pursuant to Article 11, but excluding Excluded Property.

“Collateral Agent” means the Trustee in its capacity as the Collateral Agent or any other collateral agent appointed by the Trustee pursuant to the Indenture and the Security Agreements.

“Collateral Jurisdictions” means the United States of America (including any State thereof and the District of Columbia), the Cayman Islands, Singapore, The Netherlands and Northern Ireland.

“Collateral Requirement” means the requirement that:

(1) all documents and instruments, including Uniform Commercial Code financing statements and mortgages, required by law to be filed, registered or recorded to create the Liens intended to be created by the Security Agreements on the Collateral and perfect or record such Liens as valid Liens with priority set forth in the Security Agreements free of any other Liens except for Permitted Liens, shall have been filed, registered or recorded; and

(2) the Collateral Agent shall have received, with respect to each property required to be subject to a mortgage, counterparts of a mortgage duly executed and delivered by the record owner of such mortgaged property, a lender’s title insurance policy insuring the lien of each mortgage, and an existing survey of the mortgaged property.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor to its obligations under the Indenture and the Notes pursuant to Article 5.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, after deduction for dividends on Preferred Stock, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period;

(2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any net after-tax gains or losses attributable to Asset Sales; and

(5) any net after-tax extraordinary gains or losses and any goodwill impairment charges.

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its Restricted Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee specified in Section 12.03 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facilities” means one or more credit facilities (including the Senior Credit Facility) with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means, with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all obligations of such Person upon which interest charges are customarily paid;

(3) all obligations of such Person under conditional sale or other title retention agreements related to property acquired by such Person;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, excluding current accounts payable incurred in the ordinary course of business and any earn-out obligation not recorded as liabilities under GAAP;

(5) all obligations of such Person as lessee under Capital Leases;

(6) the amount of all Permitted Receivables Financings of such Person;

(7) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(8) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(9) all obligations of such Person under Hedging Agreements;

(10) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, or in respect of bankers’ acceptances; and

(11) Disqualified Stock of such Person and its Restricted Subsidiaries and any Preferred Stock of such Person’s Restricted Subsidiaries.

Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Debt” shall not include (i) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock, (ii) liabilities incurred under the Deferred Compensation Plans or (iii) liabilities customarily incurred in connection with leasing arrangements with respect to platinum and other metals entered into by the Company and its Restricted Subsidiaries in the ordinary course of business.

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D) with respect to any Hedging Agreement permitted to be incurred under clause (5) of Section 4.06(b), zero; with respect to any other Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person;

(E) with respect to Disqualified Stock, the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and with respect to Preferred Stock, the liquidation preference thereon plus, without duplication, accrued and unpaid dividends; the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock; provided that if such Disqualified Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person; and

(F) otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Compensation Plans” means (a) the deferred compensation plan dated as of January 1, 2002, of the Company (as amended, waived, supplemented or otherwise modified from time to time), (b) any other plan established in lieu of, or to renew or replace, in whole or in part, any plan referred to in clause (a) above or this clause (b) and (c) any Guarantee by the Company or any Restricted Subsidiary of any obligation under any Deferred Compensation Plan referred to in clause (a) or (b) above.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3).

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests; or

(2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A) are no more favorable to the holders than Section 4.12 and Section 4.13, and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means The Depository Trust Company, a New York corporation, and any successor thereto.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period, the sum of:

(1) Consolidated Net Income for such period; plus

(2) consolidated interest expense for such period (including, to the extent not otherwise included in consolidated interest expense for such period, commissions, discounts, yields and other fees, charges and amounts incurred during such period in connection with any Permitted Receivables Financing that are payable to any Person other than the Company or any Restricted Subsidiary and any other amounts for such period comparable to or in the nature of interest under any Permitted Receivables Financing (including losses on the sale of assets relating to any Permitted Receivables Financing accounted for as a “true sale”)), to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; plus

(3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

(A) consolidated income tax expense for such period;

(B) all amounts attributable to depreciation and amortization for such period;

(C) all extraordinary charges during such period;

(D) non-cash expenses during such period resulting from (i) the grant of stock or stock options to management and employees of the Company or any Restricted Subsidiary or (ii) the treatment of such options under variable plan accounting;

(E) the aggregate amount of deferred financing expenses for such period;

(F) all other non-cash charges, non-cash expenses or non-cash losses of the Company or any Restricted Subsidiary for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); provided, however, that cash payments made in such period or in any future period (other than payments made under the terms of the Deferred Compensation Plans to, or for the benefit of, participants in such

Deferred Compensation Plans) in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from EBITDA in the period when such payments are made; and

(G) any non-recurring fees, expenses or charges realized by the Company or any Restricted Subsidiary for such period related to any offering of Equity Interests or incurrence of Debt permitted to be issued or incurred under the Indenture (whether or not successful) or any acquisitions or dispositions by the Company or any Restricted Subsidiary permitted hereunder and fees, expenses and charges related to the execution, delivery and performance of the Indenture by the Company and the Issuer; minus

(4) without duplication and to the extent included in determining such Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, (A) any extraordinary gains for such period, (B) interest income for such period and (C) all non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (3)(F) above).

If the Company or any Restricted Subsidiary has made any Material Acquisition permitted by the Indenture or any Material Sale outside of the ordinary course of business permitted by the Indenture during the period of four consecutive fiscal quarters ending on the date on which the most recent fiscal quarter ended or on or prior to the transaction date, EBITDA for the relevant period shall be calculated for purposes of the Leverage Ratio after giving pro forma effect thereto, as if such Material Acquisition or Material Sale outside of the ordinary course of business (and any related incurrence, repayment or assumption of Debt with any new Debt being deemed to be amortized over the applicable period in accordance with its terms) had occurred on the first day of the relevant period for testing compliance. Any pro forma calculations pursuant to the immediately preceding sentence shall be determined in good faith by the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

“Enforcement Action” has the meaning assigned to such term in Section 11.04.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt (other than Disqualified Stock and Preferred Stock) convertible into equity.

“Equity Offering” means any primary public or private offering, after the Issue Date, of Qualified Stock of the Company, the proceeds of which are contributed to the Issuer as common equity.

“Euroclear” means the Euroclear Bank, S.A/N.V., as operator of the Euroclear System and any successor thereto.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning assigned to such term in Section 11.01.

“expiration date” has the meaning assigned to such term in Section 3.04.

“First-Priority Documents” means any agreement or instrument evidencing Debt that constitutes a First-Priority Lien Obligation, any guarantee of such obligations and any security document securing such obligations.

“First-Priority Liens” means all Liens that secure the First-Priority Lien Obligations.

“First-Priority Lien Obligations” has the meaning assigned to such term in clause (2) under the definition of “Permitted Liens.”

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Company and each Restricted Subsidiary that Guarantees the Notes in existence on the Issue Date or executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the Guarantee of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, raw materials, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holder” or “Noteholder” means the registered holder of any Note.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that holds less than 2.5% of the Consolidated Total Assets as of the last day of the fiscal quarter of the Company most recently ended prior to such date.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.10 or Section 4.13. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company, Seagate HDD, Seagate Technology (US) Holdings, Inc. and the Issuer relating to the sale of the Notes by the Issuer.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent, the Administrative Agent, the Issuer, the Company and each other Guarantor named therein, as such agreement may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Interest Payment Date” means each May 1 and November 1 of each year, commencing November 1, 2009.

“Investment” means:

(1) any direct or indirect advance, loan or other extension of credit to another Person;

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.15, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

“Investment Grade” means, with respect to a debt rating, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease issuing a corporate family rating (for reasons outside the control of the Company or the Issuer) and the Issuer shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Issuer” means the party named as such in the first paragraph of the Indenture or any successor obligor to its obligations under the Indenture and the Notes pursuant to Article 5.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Leverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x) Debt of the Company and its Restricted Subsidiaries (excluding the principal amount of any new Debt incurred to refinance old Debt that is outstanding as of such date, to the extent the net proceeds of such new Debt are held in escrow pending repayment of the old Debt) minus the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis, to

(y) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation:

(1) any Debt, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded; and

(2) pro forma effect will be given to

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries, and

(B) the discontinuation of any discontinued operations

that have occurred since the beginning of the reference period as if such events had occurred on the first day of the reference period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Material Acquisition” means, at any time, any acquisition (whether by purchase, merger, consolidation or otherwise) by the Company or any Restricted Subsidiary that is permitted under the Indenture and for which the sum (without duplication) of all consideration paid or otherwise delivered by the Company and its Restricted Subsidiaries in connection with such acquisition (including the principal amount of any Debt issued as deferred purchase price and the fair market value, determined reasonably and in good faith by the Company, of any other non-cash consideration, including Equity Interests in the Company or any Restricted Subsidiary) plus the aggregate principal amount of all Debt otherwise incurred or assumed by the Company or any Restricted Subsidiary in connection with such acquisition (including Debt of any acquired Person outstanding at the time of such acquisition) exceeds the amount that is equal to 5% of Consolidated Total Assets as of the end of the fiscal year of the Company most recently ended at or prior to such time.

“Material Sale” means, at any time, any sale, transfer or other disposition of any property or asset of the Company or any Restricted Subsidiary that is permitted under the Indenture and for which all consideration paid or otherwise delivered to the Company and its Restricted Subsidiaries in connection with such sale, transfer or other disposition (including the principal amount of any Debt issued as deferred purchase price and the fair market value, determined reasonably and in good faith by the Company, of any other non-cash consideration, including Equity Interests) plus the aggregate principal amount of all Debt of the Company and its Restricted Subsidiaries assumed by the purchaser of such property or asset in connection with such sale (including Debt of any Person sold, transferred or disposed of by the Company or any Restricted Subsidiary that is assumed by the purchaser of such Person in connection with such sale) exceeds the amount that is equal to 5% of Consolidated Total Assets as of the end of the fiscal year of the Company most recently ended at or prior to such time.

“Material Subsidiary” means any Wholly Owned Restricted Subsidiary, except (a) any Immaterial Subsidiary, (b) any Receivables Subsidiary and (c) any Subsidiary that is not required to execute a Note Guaranty under the Indenture.

“Minimum Size Credit Facility” means a Senior Credit Facility on any date of determination having an aggregate amount of outstanding borrowings and available commitments thereunder at such time, of at least $200,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale, taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3) payments required to be made to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold (other than property or assets constituting Collateral);

(4) all distributions and other payments required to be made to minority interest holders in the Restricted Subsidiary disposing of such asset as a result of such Asset Sale; and

(5) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Debt” means Debt as to which neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

“Non-U.S. Guarantor” means each Guarantor that is a Foreign Restricted Subsidiary.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“offer” has the meaning assigned to such term in Section 3.04.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Officer” means the chairman of the board of directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company or the Issuer.

“Officers’ Certificate” means a certificate signed in the name of the Company or the Issuer, as the case may be, (i) by the chairman of its board of directors, its president or chief executive officer or any vice president and (ii) by its chief financial officer, treasurer or any assistant treasurer or secretary or any assistant secretary.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or the Issuer, satisfactory to the Trustee.

“Original Issue Discount Legend” means the legend set forth in Exhibit J.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Bank Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in good faith;

(b) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default;

(f) easements, zoning restrictions, licenses, reservations, covenants, utility easements, building restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(g) any interest or title of a lessor under any lease permitted by the Indenture;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) leases or subleases granted to other Persons and not interfering in any material respect with the business of Intermediate Holdings, the Borrower and the Subsidiaries, taken as a whole;

(j) licenses of intellectual property granted in the ordinary course of business; and

(k) Liens substantially similar to the Liens described in clauses (a) through (j) above and arising by operation of law in any jurisdiction outside of the United States of America,

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company; provided that any such Investment by the Company or a Guarantor that has pledged its assets as Collateral in a Restricted Subsidiary that does not pledge its assets as Collateral is made in the ordinary course of business of the Company and its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

(A) such Person becomes a Restricted Subsidiary of the Company, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided that any such Investment by the Company or a Guarantor that has pledged its assets as Collateral in a Restricted Subsidiary that does not pledge its assets as Collateral is made in the ordinary course of business of the Company and its Restricted Subsidiaries;

(4) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(5) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.13;

(6) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

(7) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8) Investments in or acquisitions of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(9) Investments in the form of Hedging Agreements otherwise permitted under the Indenture;

(10) Investments resulting from a foreclosure by the Company or any Restricted Subsidiary with respect to any secured investment or other transfer of title with respect to any secured Investment in default;

(11) any Investment acquired solely in exchange for Qualified Stock of the Company;

(12) Investments arising as a result of any Permitted Receivables Financing;

(13) prepayments or advances to vendors or suppliers of semiconductors in connection with any guarantee of supply by, or to fund the expansion of supply capacity by, such vendor or supplier, in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

(14) Investments in Unrestricted Subsidiaries in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $700,000,000 and (y) 10% of Consolidated Total Assets, measured at the time of the Investment (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(15) any Investment existing on the Issue Date;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in each case, in the ordinary course of business and otherwise in accordance with the Indenture;

(17) any guarantees by the Company and its Restricted Subsidiaries of leases other than Capital Leases entered into by any Restricted Subsidiary as lessee;

(18) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at the time outstanding not to exceed the greater of $350,000,000 and 5% of Consolidated Total Assets, at the time of such Investment (with fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(19) other Investments, provided that (a) no Default has occurred and is continuing or would result from any such Investment, (b) in the case of any such Investment in an amount that exceeds $100,000,000, the Leverage Ratio after giving effect to any such Investment on a pro forma basis is not greater than 1.5:1.0 and (c) after giving effect to such Investment, the Available Liquidity shall not be less than $800,000,000.

“Permitted Liens” means:

(1) Liens existing on the Issue Date other than Liens securing the Senior Credit Facility;

(2) Liens on the Collateral securing:

(a) the Notes, the Guarantees thereof and other Obligations under the Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under the Indenture or the Security Agreements; and

(b)(i) Debt incurred under clause (1) of the definition of Permitted Debt (and all Obligations incurred, issued or arising under such secured Credit Facilities that permit borrowings not in excess of the limit set out in such clause (1)) and (ii) Obligations under Hedging Agreements and treasury, depository or other cash management services entered into with agents or lenders under the Debt referred to in clause (i) or their affiliates, (whether or not such Persons remain agents or lenders (or affiliates thereof), after entry into such agreements or arrangements) and (iii) Obligations incurred in connection with leasing arrangements with respect to platinum and other metals entered into in the ordinary course of business entered into with agents or lenders under the Debt referred to in clause(i) or their affiliates (whether or not such Persons remain agents or lenders (or affiliates thereof) after entry into such agreements or arrangements), which Liens incurred under this clause (b) may be on a first-lien priority basis compared to the Notes on terms as set forth in the Intercreditor Agreement (collectively, “First-Priority Lien Obligations”);

(3) Permitted Encumbrances;

(4) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights;

(5) Liens in favor of a landlord on leasehold improvements in leased premises;

(6) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(7) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(8) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(9) Liens securing Hedging Agreements and related guarantees of obligations under such Hedging Agreements, which Hedging Agreements and guarantees are permitted to be Incurred under the Indenture, provided that only assets subject to such Hedging Agreements and proceeds thereof may be subject to such Liens;

(10) extensions, renewals or replacements of any Liens referred to in clauses (1), (6), (7) or (8) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(11) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person solely to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and the property relating to such letters of credit and products and proceeds thereof;

(13) Liens arising from Uniform Commercial Code financing statement filings by lessors regarding operating leases entered into by such lessors and the Company and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

(15) Liens arising under any Permitted Receivables Financing;

(16) Liens arising from Investments in Cash Equivalents of the type described in clause (d) of the definition thereof;

(17) Liens securing obligations in an aggregate amount not exceeding the greater of (x) $100,000,000 and (y) (i) the maximum aggregate principal amount of Debt that would be permitted to be outstanding pursuant to the terms of the Company’s senior notes outstanding prior to the Issue Date or as in effect on the Issue Date (whether or not such senior notes are then outstanding) without being required to equally and ratably secure such senior notes minus (ii) the aggregate amount of outstanding commitments under the Senior Credit Facility at the time such Liens are incurred; provided that not more than $50,000,000 of such obligations may be secured by First-Priority Liens on the Collateral; and

(18) Liens securing liabilities incurred in connection with leasing arrangements with respect to platinum and other metals entered into in the ordinary course of business; provided that only metals related to such leasing arrangements and proceeds thereof may be subject to such Liens.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (a) to a trust, partnership, corporation or other Person (other than the Company or any Subsidiary other than any Receivables Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Debt, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than the Company or any Subsidiary) it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Debt incurred by the Receivables Subsidiary), and all such transfers, pledges and Debt incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such Subsidiary (other than any Receivables Subsidiary) or the Company (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions.

The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Debt, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Debt, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer (other than any Receivables Subsidiary) in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“purchase amount” has the meaning assigned to such term in Section 3.04.

“purchase date” has the meaning assigned to such term in Section 3.04.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agency” means a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company, the Issuer or a shareholder of the Issuer or the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper) and whether or not earned by performance.

“Receivables Subsidiary” means any Wholly Owned Subsidiary of the Company formed solely for the purpose of, and that engages only in, one or more Permitted Receivables Financings.

“refinance” has the meaning assigned to such term in Section 4.06.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Assets” has the meaning assigned to such term in the definition of the term “Permitted Receivables Financing.”

“Related Party Transaction” has the meaning assigned to such term in Section 4.14.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Seagate HDD” means Seagate Technology HDD Holdings, an exempted limited liability company organized under the laws of the Cayman Islands and a Subsidiary of the Company.

“Second-Priority Lien” means all Liens that secure the Second-Priority Lien Obligations.

“Second-Priority Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreements” means (i) the Intercreditor Agreement (ii) that certain letter agreement dated on or about the Issue Date, among the Collateral Agent, The Bank of Nova Scotia, the Issuer and Seagate HDD, and (iii) the security documents granting a security interest in any assets of any Person to secure the Obligations under the Notes and the Note Guaranties as each may be amended, restated, supplemented or otherwise modified from time to time.

“self-liquidating paper” has the meaning assigned to such term in Section 7.03.

“Senior Credit Facility” means the second amended and restated credit agreement dated as of April 3, 2009 among the Company, Seagate HDD, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents named therein, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“Significant Restricted Subsidiary” means (i) the Issuer and (ii) any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the Indenture.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Suspended Covenants” has the meaning assigned to such term in Section 4.19.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2013; provided, however, that if the period from the redemption date to May 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.15.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture. For the avoidance of any doubt, Trust Indenture Act Section 314 (other than paragraph (b)) shall not be incorporated by reference and made a part of this Indenture. The following Trust Indenture Act terms used in connection with this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guaranty means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guaranties, respectively.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)(1) Except as otherwise provided in paragraph (c), Section 2.09(b)(4), Section 2.10(b)(3), (b)(5) or (c), each Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend and each Note will bear the Original Issue Discount Legend.

(2) Each Global Note will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(c) When the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible (without limits) for resale pursuant to Rule 144 under the Securities Act (or a successor provision) the Issuer shall instruct in writing the Trustee to cancel the Notes and issue to the non-affiliate Holders thereof (or to their transferees) new Notes of like tenor and amount, registered in the name of the Holder thereof (or to their transferees), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02. Execution and Authentication. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c) At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver Notes for original issue in the aggregate principal amount not to exceed $430,000,000, after the following conditions have been met:

(1) Receipt by the Trustee of a written order from the Issuer signed by an Officer specifying:

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(C) other information the Issuer may determine to include or the Trustee may reasonably request.

Section 2.03. Registrar, Paying Agent, Authenticating Agent and Collateral Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints the Trustee as Registrar and Paying Agent.

(b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

(c) The Trustee is hereby appointed to act as the Collateral Agent under the Security Agreements, with such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of the Indenture and by the Security Agreements. The Issuer may, from time to time, appoint another financial institution to act as Collateral Agent so long as such institution meets the requirements of Section 7.10. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth in the Security Agreements.

(d) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent (if other than the Trustee) may resign at any time by notifying the Trustee and the Issuer. Upon any such resignation, the Issuer shall appoint a successor Collateral Agent. If no successor shall have been so appointed or shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, at the expense of the Issuer, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent which shall meet the eligibility requirements of Section 2.03(c) and shall accept and comply in all material respects with the Security Agreements. Upon a successor’s acceptance of its appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder and under the Security Agreements, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Security Agreements. If the Trustee shall be acting at any time as the Collateral Agent, then it will be deemed to have resigned as Collateral Agent upon its replacement as Trustee pursuant to Section 7.08, and the Issuer shall select the replacement Collateral Agent and may appoint any such successor Trustee as the successor Collateral Agent.

(e) At all times when the Trustee is not itself the Collateral Agent, the Issuer will deliver to the Trustee copies of all Security Agreements delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Agreements.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of the Indenture. The requesting Holder must furnish an indemnity that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a responsible officer of the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers, and the Trustee will use CUSIP numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)(1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

(x) no transfer or exchange will be effective until it is registered in such register; and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer or the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e)(1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)	No certification is required.
(2)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
(4)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
(5)	Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed (x) Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Issuer may require from any Person requesting a transfer or exchange in reliance upon this Section 2.10(c) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e) Each Holder of a Note agrees to indemnify the Issuer, the Guarantors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any Agent Member shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. At any time and from time to time prior to the May 1, 2013, upon not less than 30 nor more than 60 days’ notice, the Issuer may redeem some or all of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date.

At any time and from time to time on or after May 1, 2013, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus a premium equal to one-half the annual coupon thereon and accrued and unpaid interest, if any, to the redemption date.

Section 3.02. Redemption with Proceeds of Public Equity Offering. At any time and from time to time prior to May 1, 2012, the Issuer may, at its option on one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds received by the Issuer from one or more Equity Offerings at a redemption price equal to 110% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided, however, that after giving effect to any such redemption:

(1) at least 65% of such aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly by the Company or its Affiliates), and

(2) in each case the redemption takes place not later within 90 days after the closing of the related offering of Qualified Equity Interests.

Section 3.03. Method and Effect of Redemption. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in accordance with the procedures of DTC, in multiples of $1,000 principal amount. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date, except that a notice of redemption may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture in accordance with the provisions of Article 8.

(b) The notice of redemption will identify the Notes (including CUSIP numbers) to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuer or the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuer or the Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or the Issuer or, at the Company’s or the Issuer’s request, by the Trustee in the name and at the expense of the Company or the Issuer.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company or the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued and unpaid interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) information concerning the business of the Company and its Subsidiaries (which information may be incorporated by reference in such Offer to Purchase), which the Company or the Issuer, as applicable, in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include:

(A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company,

(B) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and

(C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company or the Issuer to make the Offer to Purchase;

(6) a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company, the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(9) interest on any Note not tendered, or tendered but not purchased by the Company or the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Issuer, as applicable, or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(12)(i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company or the Issuer, as applicable, will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company or the Issuer, as applicable, will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company or the Issuer, as applicable, will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company or the Issuer, as applicable, will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. (a) The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Issuer agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than the Issuer), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 4.13 or Article 5.

Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05. Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal (i)(A) is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or (B) would not have a material adverse effect on the ability of the Issuer and the Guarantors to satisfy their Obligations under this Indenture and, to the extent applicable (ii) is not otherwise prohibited by this Article IV.

(b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith opinion of the Board of Directors, is adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries.

Section 4.06. Limitation on Debt. (a) The Company:

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; provided that the Company, the Issuer or any other Restricted Subsidiary may Incur Debt if, on the date of the Incurrence, after giving pro forma effect to the Incurrence and the receipt and application of the proceeds therefrom, the Leverage Ratio is not greater than 2.75:1.0 or less than zero; provided that the amount of Debt that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not the Issuer or Guarantors shall not exceed $100,000,000 at any one time outstanding.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt (“Permitted Bank Debt”) of the Company or any Restricted Subsidiary pursuant to Credit Facilities (including the Senior Credit Facility) and Guarantees of such Debt by any Restricted Subsidiary; provided that the aggregate principal amount at any time outstanding does not exceed $500,000,000, less the amount of any Permitted Receivables Financing to the extent such amount exceeds $150,000,000;

(2) Debt of the Company or any Restricted Subsidiary (other than a Receivables Subsidiary) to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Issuer or a Guarantor and the lender is not the Issuer or any Guarantor, is subordinated in right of payment to the Notes or such Guarantor’s Note Guaranty, as applicable;

(3) Debt of the Issuer pursuant to the Notes and Debt of any Guarantor pursuant to a Note Guaranty;

(4) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”), then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus interest, premiums, fees and expenses; provided that the net proceeds of any Permitted Refinancing Debt may be held in escrow for a period of up to six months subsequent to being borrowed or issued before being applied to refinance then outstanding Debt; provided, further, that

(A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C) in no event may Debt of the Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not the Issuer or a Guarantor, and

(D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (10), (11), (12) and (13) may not be refinanced pursuant to this clause;

(5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business (A) for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and (B) in connection with the Company’s Equity Interests providing for payments to current or former directors, officers or employees of the Company and its Restricted Subsidiaries or their heirs or estates;

(6) Debt of the Company or any Restricted Subsidiary with respect to (A) workers’ compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of their business, provided that upon the incurrence of Debt with respect to reimbursement type obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such incurrence, (B) deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business consistent with the historical practices of the Company or such Subsidiary; and (C) drawings under any same-day overdraft facilities extended by a bank or other lending institution, provided that any drawing that is not repaid in full on the Business Day following the day that such drawing was made shall not be permitted by this clause (C);

(7) Acquired Debt, provided that after giving pro forma effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under the Leverage Ratio set forth in paragraph (a) above;

(8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt);

(9) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 270 days after the date of purchase or completion of construction or improvement of property or other asset for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (A) $250,000,000 less (B) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(10) Debt of the Issuer or any Guarantor consisting of Guarantees of Debt of the Issuer or any Restricted Subsidiary Incurred under any other clause of this covenant;

(11) any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed (A) $500,000,000, less (B) the amount of Debt incurred under clause (1) outstanding at such time;

(12) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Debt is extinguished within five Business Days; and

(13) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Total Assets as of the end of the Company’s most recently completed fiscal quarter.

(c) Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this Section 4.06, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 4.06. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.06, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section 4.06, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.06 at any time; provided that Debt under the Senior Credit Facility outstanding on the Issue Date shall be deemed at all times to be incurred under clause (1) of Section 4.06(b) above.

(e) Accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Debt of the same class will not be deemed to be an Incurrence of Debt for purposes of this Section 4.06 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt.

(f) Neither the Issuer nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Issuer or the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt. Unsecured Debt will not be treated as subordinated or junior to secured Debt merely because it is unsecured and senior Debt will not be treated as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral.

Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity (other than Debt permitted under clause under Section 4.06(b)(2); or

(iv) make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing;

(2) the Company could Incur at least $1.00 of Debt under the Leverage Ratio set forth in Section 4.06(a); and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on April 4, 2009 and ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to the Indenture, plus

(B) subject to paragraph (c), the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests (other than Designated Preferred Stock), including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, plus

(C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (which amounts shall be excluded in calculating Consolidated Net Income for purposes of clause (3)(A) above), plus

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of clause (y) above, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

(D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (which amounts shall be excluded in calculating Consolidated Net Income for purposes of clause (3)(A) above), not to exceed the amount of such Investment so made.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

(b) The foregoing will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company and its Restricted Subsidiaries, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;

(6) any Investment made in an amount not to exceed the aggregate net cash proceeds of any Qualified Equity Interests of the Company;

(7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $25,000,000;

(8) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (A) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.12 or (B) an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.13, provided that, in each case, prior to, or substantially simultaneous with, the repurchase the Company or one of its Restricted Subsidiaries has made an Offer to Purchase and repurchased all Notes issued hereunder that were validly tendered for payment in connection with the Offer to Purchase;

(9) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company, or any dividends or distributions by the Company on its Equity Interests, in an aggregate amount not to exceed $500,000,000; provided that after giving effect to any such purchase, redemption, acquisition or retirement for value or dividends or distributions on a pro forma basis, the Leverage Ratio is not greater than 1.5:1.0;

(10) the declaration and payment of dividends or distributions to holders of any Equity Interests of the Company in an amount not to exceed (A) from the Issue Date through January 1, 2010, $45,000,000 in the aggregate and (B) from and after January 2, 2010, $300,000,000 in any four consecutive fiscal quarter period; provided that after giving effect to any such payment of dividends or distributions on a pro forma basis the Leverage Ratio is not greater than 1.5:1.0;

(11) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or its Restricted Subsidiaries issued or Incurred after the Issue Date in accordance with the covenant described under Section 4.06;

(12) the making of annual sinking fund payments (or repurchases of notes in lieu thereof) in respect of Maxtor Corporation’s 5.75% Subordinated Debentures due March 2012 as required pursuant to the terms thereof in effect on the Issue Date;

(13) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that the aggregate amount of such dividends paid cannot exceed the aggregate net cash proceeds received by the Company and its Restricted Subsidiaries in connection with the offering of such Designated Preferred Stock;

(14) other Restricted Payments, provided that after giving effect to any such Restricted Payment on a pro forma basis the Leverage Ratio is not greater than 1.5:1.0 and the Available Liquidity is not less than $800,000,000; and

(15) other Restricted Payments in an aggregate amount not to exceed $50,000,000;

provided that, in the case of clauses (7), (8), (9), (14) and (15) no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6), (7), (8), (11), (12) and (13) will not be included in making the calculations under clause (3) of paragraph (a).

Section 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.

Section 4.09. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

(2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1) existing on the Issue Date in the Senior Credit Facility, the Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2) existing under or by reason of applicable law, rule, regulation or order;

(3) existing

(A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary;

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property, including intellectual property, or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by the Indenture;

(6) contained in the terms governing any Permitted Refinancing Debt if the encumbrances and restrictions, are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;

(7) consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(8) required pursuant to the Indenture;

(9) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business consistent with past practice;

(10) consisting of customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business consistent with past practice; and

(11) imposed by any agreement relating to Debt permitted by the Indenture, if such restrictions or conditions apply only to the property or assets securing such Debt and/or only to the Restricted Subsidiary incurring such Debt or its Subsidiaries.

Section 4.10. Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless:

(1) the sale or issuance is to the Company or a Restricted Subsidiary;

(2) the sale or issuance is of Capital Stock representing directors’ qualifying shares or Capital Stock required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary;

(3) the sale or issuance is an Incurrence of Disqualified or Preferred Stock of a Guarantor permitted by Section 4.06; or

(4) the sale or issuance of Equity Interests in i365 Inc. in connection with any (i) stock plan for employees or (ii) acquisitions; or

(5)(i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of the Company and the Restricted Subsidiaries in such Person (valued at an amount equal to the Company’s remaining proportional share of the fair market value of such Person’s assets less liabilities), if deemed made at that time, would be permitted under Section 4.07 and (ii) the Company complies with Section 4.13 with respect to the sale or issuance.

Section 4.11. Guaranties by Restricted Subsidiaries. If the Company creates or acquires a new Wholly Owned Restricted Subsidiary which is a Material Subsidiary or any Wholly Owned Restricted Subsidiary becomes a Material Subsidiary, such Restricted Subsidiary shall provide a Note Guaranty within 30 Business Days, after such Restricted Subsidiary is formed, acquired or becomes a Material Subsidiary (or, if such Restricted Subsidiary is a Foreign Restricted Subsidiary, within 60 Business Days after such Foreign Restricted Subsidiary is formed, acquired or becomes a Material Subsidiary); provided that a Restricted Subsidiary shall not be required to become a guarantor if (x) (i) such Restricted Subsidiary is prohibited by applicable law from becoming a guarantor or to the extent that material adverse tax consequences would result therefrom (as determined reasonably by the Board of Directors) and (ii) such Restricted Subsidiary does not guarantee the Senior Credit Facility or (y) such Restricted Subsidiary is not required to (and does not) guarantee the Senior Credit Facility; provided that the Senior Credit Facility at the time, is a Minimum Size Credit Facility.

Section 4.12. Repurchase of Notes Upon a Change of Control. (a) Not later than 30 days following a Change of Control Triggering Event, the Company or the Issuer will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

(b) The Company and the Issuer will not be required to make an Offer to Purchase following a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company or the Issuer and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.

Section 4.13. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors or senior management of the Company.

(2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing. For purposes of this clause (2), (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement; (B) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received; and (C) long-term assets used or useful in a Permitted Business or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or a combination of such assets and cash and Cash Equivalents, shall be considered cash received at closing.

(3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

(A) to permanently repay First-Priority Lien Obligations of the Issuer or a Guarantor, any Permitted Bank Debt or any Debt of a Restricted Subsidiary that is not the Issuer or a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary; or

(B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (2) within 365 days of the Asset Sale constitute “Excess Proceeds” and will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $100,000,000, the Issuer must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all Debt (secured by Liens on the Collateral of the same priority as the Liens securing the Notes) similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.

Section 4.14. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25,000,000 must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50,000,000, the Company must in addition obtain a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view. Notwithstanding the foregoing, to the extent that any borrowings or commitments under the Senior Credit Facility (as in effect on the Issue Date) remain outstanding, this paragraph (b) will not be required to be complied with in connection with any applicable Related Party Transaction.

(c) The foregoing paragraphs do not apply to

(1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3) any Restricted Payments under Section 4.07 if permitted by that covenant, or any Permitted Investment;

(4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business;

(5) transactions pursuant to any contract or agreement in effect on the date of the Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of the Indenture;

(6) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, current or former officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(7) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant of the Company or any of its Restricted Subsidiaries;

(8) sales of accounts receivable, or participations therein, in connection with any Permitted Receivables Financing;

(9) payments or loans (or cancellation of loans) to employees or consultants of the Company or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

(10) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute a Related Party Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(11) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) entered into with any Person that immediately prior to entering into such agreement or agreements was not an Affiliate of the Company or any Restricted Subsidiary; and

(12) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s length basis.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary (other than the Issuer), including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary.

(2) At the time of the designation, the designation would be permitted under Section 4.07.

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.

(4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.14.

(5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)(1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

(1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

(2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4) it is automatically released at that time from its Note Guaranty, if any, and Liens on its assets will be automatically released; and

(5) it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

(1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.10 or Section 4.13;

(2) Investments therein previously charged under Section 4.07 will be credited thereunder;

(3) it may be required to issue a Note Guaranty pursuant to Section 4.11 and grant Second-Priority Liens pursuant to Article 11; and

(4) it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee within the time periods specified in those sections with:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s independent registered public accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. If the Company had any Unrestricted Subsidiaries during the relevant period, the Company will also provide to the Trustee information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

For the avoidance of doubt, such information and reports referred to in clauses (1) and (2) above shall not be required to contain separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes that would be required under Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the Commission.

The Company shall be deemed to have complied with this Section 4.16 to the extent the Company has filed or furnished documents and reports referred to in clauses (1) and (2) above with the Commission via the EDGAR system or any successor electronic delivery procedures within the time periods specified above. The Trustee shall have no duty whatsoever to verify that such filing has in fact been effectuated.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.17. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

(c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company’s independent registered public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

Section 4.18. Further Assurances; Collateral Inspections.

(a) The Issuer and each of the Guarantors will make, execute, endorse, acknowledge, file, record, register and/or deliver such agreements, documents, instruments, and further assurances (including, without limitation, Uniform Commercial Code financing statements, mortgages, deeds of trust, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements and control agreements), and take such other actions, as may be required under applicable law or as the Trustee or the Collateral Agent may deem reasonably appropriate or advisable to cause the Collateral Requirement to be and remain satisfied and otherwise to create, perfect, preserve or protect the security interest in the Collateral of the secured parties under the Security Agreements, all at the Issuer’s expense.

(b) Upon written request of the Trustee or the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Issuer will, and will cause the Guarantors to, subject to such party entering into a reasonable and customary confidentiality agreement with the Issuer and the Company, permit the Trustee or the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Trustee or the Collateral Agent, upon reasonable notice to the Issuer and during normal business hours, to visit and inspect any of the property of the Issuer and each Guarantor, to review, make extracts from and copy the books and records of the Issuer and the Guarantors relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Issuer and the Guarantors.

Section 4.19. Limitation of Applicability of Certain Covenants if Corporate Family Rating of the Company is Investment Grade. (a) The obligation of the Company and its Restricted Subsidiaries to comply with Section 4.06, Section 4.07, Section 4.09, Section 4.10, Section 4.13 and Section 4.14 of this Article 4 and clause (3) under Section 5.01 will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when the corporate family rating of the Company is Investment Grade; provided that if the corporate family rating of the Company ceases to be Investment Grade, then, from and after the time the corporate family rating of the Company ceases to be Investment Grade, the obligation of the Company and its Restricted Subsidiaries to comply with the Suspended Covenants shall be reinstated.

(b) Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the Indenture upon reinstatement; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made on or after the Issue Date will be calculated as though Section 4.07 had been in effect during the entire period after such date; and (2) all Debt Incurred, during the suspension period will be deemed to have been Incurred pursuant to Section 4.06(b)(8).

Section 4.20. Actions Taken Under the Senior Credit Facility. Notwithstanding anything to the contrary set forth in this Article 4, so long as any borrowings or commitments under the Senior Credit Facility, as in effect on the Issue Date, remain outstanding, if and to the extent that the Company and its

Restricted Subsidiaries are not prohibited from taking an action under such credit facility (pursuant to the provisions applicable after January 1, 2010, as such provisions are in effect on the Issue Date) and such action is prohibited under the Indenture, such action shall nonetheless be permitted under the Indenture and the Security Agreements. Without limiting the foregoing, any Debt so permitted to be Incurred, or Restricted Payment so permitted to be made, shall be taken into account for purposes of subsequent calculations of the Leverage Ratio and the amount available for Restricted Payments under Section 4.07(a)(3), respectively.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets by the Company and the Issuer; No Lease of All or Substantially All Assets. (a) Each of the Company and the Issuer will not:

(i) consolidate with or merge with or into any Person; or

(ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Company or the Issuer,

unless

(1) either (x) the Company or the Issuer (as applicable) is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the Cayman Islands or the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company or the Issuer, as applicable, under the Indenture, the Notes and the Security Agreements;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, the Company or the Issuer, or the resulting, surviving or transferee Person, could Incur at least $1.00 of Debt under the Leverage Ratio under Section 4.06(a); and

(4) the Company or the Issuer, as applicable, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

provided that clauses (2) and (3) do not apply if, in the good faith determination of the board of directors of the Company or the Issuer, whose determination is evidenced by a board resolution of the Company or the Issuer, the sole purpose of the transaction is to change the jurisdiction of incorporation or organization of the Company or the Issuer.

(b) Each of the Company and the Issuer shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company or the Issuer, as applicable, is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company or the Issuer in the Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company or the Issuer, as applicable, will be released from its obligations under the Indenture and the Notes.

Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. (a) No Guarantor (other than the Company) may:

(i) consolidate with or merge with or into any Person; or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Guarantor,

unless

(A) the other Person is the Company, the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty, the Indenture and the Security Agreements, as applicable; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company, the Issuer or a Restricted Subsidiary) otherwise permitted by the Indenture.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Issuer fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.12 or Section 4.13, or the Issuer or any Guarantor fails to comply with Article 5;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (after giving effect to Section 4.20) and the default or breach continues for a period of 60 consecutive days (or 120 consecutive days in the case of a failure to comply with the reporting obligations described in Section 4.16) after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any Debt (other than Disqualified Stock or Preferred Stock) of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being accelerated, due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due at final maturity and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money in the aggregate for all such Persons are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50,000,000 (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) an involuntary case or other proceeding is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) the Company or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an Event of Default specified in clause (7) or (8) a “bankruptcy default”); or

(9) any Note Guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or

(10)(a) the Liens created by the Security Agreements shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the Indenture or the Security Agreements) other than in accordance with the terms of the relevant Security Agreement and the Indenture and other than the satisfaction in full of all Obligations under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture or the Security Agreements, or (b), except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture and the relevant Security Agreement, any of the Security Agreements shall for whatever reason be terminated or cease to be in full force and effect, if in either the case of (a) or (b), such default continues for 30 days after notice, or (c) the enforceability thereof shall be contested by the Issuer or any Guarantor.

Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company or the Issuer occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company or the Issuer, the principal of and accrued and unpaid interest, if any, on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) under Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes, to enforce the performance of any provision of the Notes or the Indenture or to foreclose on the Collateral (subject to the provisions of the Intercreditor Agreement). The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Section 6.02, Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such date, may not be impaired or affected without the consent of that Holder; provided that no Holder may institute any such suit (and shall promptly dismiss such suit upon written request by the Trustee or Holders of a majority in aggregate principal amount of the Notes), if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Lien of the Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article or receives any money from the Collateral Agent upon the realization of any Collateral, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuer or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel pursuant to Section 12.04 and conforming to Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6) The Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(12) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in the Trust Indenture Act Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2010, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Notes are or may be listed and with the Commission, if required by Trust Indenture Act Section 313(d). The Company or the Issuer will notify the Trustee in writing when any Notes are listed on any national securities exchange and of any delisting.

Section 7.07. Compensation and Indemnity. (a) The Issuer will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon written request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Issuer will indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense incurred by it without negligence or willful misconduct or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers or authorized signatories in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(7) or Section 6.01(8), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

(e) The provisions of this Section 7.07 shall survive any termination or cancellation of this Indenture.

Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Issuer.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee and the Issuer.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Issuer’s Obligations. (a) Subject to paragraph (b), the Issuer’s obligations under the Notes and the Indenture, and each Guarantor’s (other than the Company’s) obligations under its Note Guaranty will terminate and Liens on the Collateral will be released if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuer pursuant to Section 8.05 have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

(2)(A) the Notes mature within 60 days, or all of them are to be called for redemption within 60 days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and

(E) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Issuer’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Issuer’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon written request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, each Guarantor’s (other than the Company’s) obligations under its Note Guaranty will terminate, and Liens on the Collateral will be released, provided the following conditions have been satisfied:

(1) The Issuer has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(4) The Issuer has delivered to the Trustee

(A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6) The Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Issuer’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon written request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and the Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1) of Section 8.02, the Issuer’s obligations set forth in Sections 4.065 through 4.16 and Section 4.18, inclusive and clauses (3) and (4) of Section 5.01(a)(iii), and each Guarantor’s (other than the Company’s) obligations under its Note Guaranty will terminate, Liens on the Collateral will be released and clauses (3), (4), (5), (6), (9) and (10) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1) The Issuer has complied with clauses (1), (2), (3), (4)(B), (5) and (6), of Section 8.02; and

(2) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Issuer’s obligations under the Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Issuer. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuer upon written request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Issuer upon written request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee shall at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Issuer and the Trustee may amend or supplement the Indenture, the Notes, or the Security Agreements without notice to or the consent of any Noteholder:

(1) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;

(2) to comply with Article 5;

(3) to comply with any requirements of the Commission in connection with any required qualification of the Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment hereunder by a successor trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(7) to conform any provision of the Indenture to the “Description of Notes” contained in the Offering Memorandum dated April 16, 2009 relating to the Notes; or

(8) to make any other change that does not materially and adversely affect the rights of any Holder.

In addition, the Collateral Agent and the Trustee are authorized to amend the Security Agreements to comply with the provisions thereof and to add additional secured parties to the extent Liens securing Obligations held by such parties are permitted under the Indenture and that after so securing any such additional secured parties, the amount of First-Priority Lien Obligations and Second-Priority Lien Obligations does not exceed the maximum amount set forth under the definition of “Permitted Liens.”

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture, the Notes and the Security Agreements with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Issuer with any provision of the Indenture, the Notes or the Security Agreements.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3) reduce the amount payable upon the redemption of any Note or change the time of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes;

(9) release all or substantially all of the Collateral; or

(10) make any change in any Note Guaranty that would adversely affect the Noteholders.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee shall receive, and will be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

GUARANTIES

Section 10.01. The Guaranties. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under the Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to the Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in the Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Issuer for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under the Indenture; or

(6) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state or foreign law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state or foreign law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor (other than the Company) will automatically terminate and be released upon:

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture;

(2) the release or discharge of the guarantee by such Guarantor of obligations under the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee except a discharge or release by or as a result of payment under such guarantee, provided that (a) the Senior Credit Facility is, after giving effect to such release, a Minimum Size Credit Facility, (b) the aggregate fair market value of Collateral owned by Guarantors released pursuant to this clause (2) on and after the Issue Date (in each case measured at the date of release and as determined in good faith by the Board of Directors) after giving effect to any such release does not exceed 30% of the aggregate fair market value of the Collateral immediately prior to such release and (c) the Collateral owned by Guarantors released pursuant to this clause (2) may not consist of substantially all of the Collateral relating to any facility, line of business or division that generated, in the four quarters immediately prior to the proposed release thereof for which financial reports have been provided as required under the Indenture, more than 15% of the EBITDA of the Company and its Restricted Subsidiaries;

(3) the designation in accordance with the Indenture of such Guarantor as an Unrestricted Subsidiary, or

(4) defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

Section 10.10. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guaranty are knowingly made in contemplation of such benefits.

ARTICLE 11

SECURITY ARRANGEMENTS

Section 11.01. Security. (a) In order to secure the Obligations of the Issuer under the Indenture and the Notes, the Issuer will execute and deliver to the Trustee on or prior to the Issue Date each Security Agreement to which it is or is to be a party that is intended to be effective upon the Issue Date and create the Second-Priority Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral. In order to secure the Obligations of each Guarantor under its Note Guaranty, the Indenture and the Notes, each Guarantor will execute and deliver to the Trustee on or prior to the Issue Date each Security Agreement to which it is or is to be a party that is intended to be effective upon the Issue Date and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral. All such Liens shall be perfected within 30 days of the Issue Date, subject to clause (g) below.

(b) As soon as practicable after (and in any event within 10 Business Days) (i) any Restricted Subsidiary becomes a Guarantor in accordance with Section 4.11 or (ii) the Issuer or any Guarantor acquires any material property (other than Excluded Property) that is not automatically subject to a perfected security interest under the Security Agreements, the Issuer or Guarantor shall notify the Collateral Agent thereof and, in each case at the sole cost and expense of the Issuer or Guarantor, execute and deliver to the Collateral Agent such mortgages, security agreement supplements and other documentation (in form and scope, and covering such Collateral (or, in the case of clause (i), all assets of such Guarantor other than Excluded Property) on such terms, in each case consistent with the mortgages, security agreements and other security documents in effect on the Issue Date but subject to any local law requirements applicable thereto), and take such additional actions (including any of the actions described in Section 4.18), as the Collateral Agent may deem reasonably appropriate or advisable to create and fully perfect in favor of the secured parties under the Security Agreements a valid and enforceable security interest in (and in the case of real property, mortgage lien on) such Collateral, which shall be free of any other Liens except for Permitted Liens (including the First-Priority Liens). Any security interest provided pursuant to this Section 11.01(b) shall be accompanied with such Opinions of Counsel to the Issuer as customarily given by Issuer’s counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction. In addition, the Issuer shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.

Notwithstanding the foregoing, (i) local law documentation, and steps to ensure perfection, with respect to the pledges and security interests contemplated by this clause (b) will only be required by the Issuer and Guarantors located in the Collateral Jurisdictions and by other Guarantors for assets located in the Collateral Jurisdictions; and (ii) assets need only be pledged to the extent that (A) the pledge is permitted by applicable law and contracts binding on the Company, the Issuer and the other Guarantors (but only to the extent that the restrictions in such contracts, taken as a whole, do not materially limit the Collateral that would otherwise be pledged), (B) no material adverse tax consequence would result therefrom (as determined reasonably by the Board of Directors) and (C) the cost to the Company or any Restricted Subsidiary of providing such pledge (or perfection thereof) would not be excessive in view of the related benefits to be received by the Holders (as determined reasonably by the Board of Directors); provided that the Issuer and the Guarantors will be required to execute such local law documentation, and pledge such assets to the extent that the Issuer and the Guarantors execute such documentation or pledge such assets for the benefit of the lenders under the Senior Credit Facility. Assets that are not subject to perfected security interests pursuant to the provisions of this paragraph are referred to as “Excluded Property.”

(c) The Issuer and the Guarantors shall comply with all covenants and agreements contained in the Security Agreements.

(d) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Agreements, as the same may be amended from time to time pursuant to the provisions of the Indenture and the Security Agreements.

(e) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under the Indenture and the Notes.

(f) To the extent applicable, the Issuer will comply with Section 314(b) of the Trust Indenture Act, relating to annual opinions as to the validity of the Liens securing the Notes, but shall not be subject to Section 314(d) of the Trust Indenture Act, relating to the delivery of certain certificates and reports in connection with the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes.

(g) Notwithstanding anything to the contrary set forth herein, the initial grant of Second-Priority Liens required pursuant to clause (a), and future grants of Second-Priority Liens pursuant to clause (b), shall not be required to be granted until such time as the assets subject thereto are required to have become collateral security under the Senior Credit Facility (taking into account any waivers or extensions granted by the lenders thereunder); provided that the Senior Credit Facility is a Minimum Size Credit Facility. If the Senior Credit Facility is not a Minimum Size Credit Facility, then required grants of Second-Priority Liens shall be required to be made within the time periods specified above.

Section 11.02. Authorization of Actions to Be Taken. (a) Each Holder of a Note, by its acceptance thereof, is deemed to have authorized, directed and empowered the Trustee to enter into the Security Agreements, whether as Trustee or Collateral Agent, and to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Agreements to which the Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture. If, at any time the Intercreditor Agreement ceases to be in effect (or with respect to a portion of the Collateral) because the First-Priority Lien Obligations are no longer outstanding or no longer secured by Liens on all or a portion of the Collateral and, thereafter, the Issuer or any Guarantor subsequently incurs Obligations under a new Credit Facility or other Obligations that are to be secured by first-priority liens on assets of the Issuer or any Guarantor of the type constituting Collateral (which first-priority basis is permitted under the Indenture), the Trustee and the Collateral Agent are hereby authorized, directed and empowered to enter into a new intercreditor agreement that provides the representative under such Credit Facility or other Obligations substantially the same rights and powers as afforded under the Intercreditor Agreement.

(b) Subject to the provisions of Article 7 and the Intercreditor Agreement, the Trustee, in its sole discretion and without the consent of the Holders of Notes, may, or at the direction of the Holders of a majority in principal amount of the Notes then outstanding, the Trustee shall, direct on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) during the existence of an Event of Default, foreclose upon and take possession of all Collateral pursuant to, or take any other action to enforce, the provisions of the Security Agreements;

(ii) enforce any of the terms of the Intercreditor Agreement and the Security Agreements to which the Trustee or the Collateral Agent is a party; or

(iii) collect and receive payment of all obligations in respect of the Notes, the Note Guaranties and the Indenture.

Subject to the provisions of the Intercreditor Agreement and Article 7, the Trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens on the Collateral or the other rights under the Security Agreements to which the Trustee or the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of such Security Agreements or the Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Security Agreements or hereunder or be prejudicial to the interests of Holders or the Trustee.

Section 11.03. Determinations Relating to Collateral. In the event (i) the Trustee shall receive any written request from the Issuer, a Guarantor or the Collateral Agent under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer’s or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Issuer or a Guarantor of any covenant or any breach of any representation or warranty of the Issuer or such Guarantor set forth in any Security Agreement, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the Security Agreements. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Notes.

Section 11.04. Release of Liens. (a) The Second-Priority Liens on the Collateral securing the Notes will be automatically released:

(i) in respect of any Collateral owned by a Guarantor whose Note Guaranty was released pursuant to Section 10.09, upon the release of such Note Guaranty of such Guarantor pursuant to Section 10.09;

(ii) upon discharge or defeasance of the Notes as set forth under Article 8 hereof;

(iii) upon payment in full of principal, interest and all other Obligations on the Notes issued hereunder;

(iv) with the consent of the requisite holders of the Notes in accordance with the provisions under Article 9, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(v) in connection with any disposition of Collateral to any Person other than the Company, the Issuer or any of the Restricted Subsidiaries (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted hereunder (with respect to the Lien on such Collateral),

(vi) upon the sale or disposition of any Collateral pursuant to the exercise of any rights and remedies by the Administrative Agent with respect to any Collateral securing the First-Priority Lien Obligations or the commencement or prosecution of enforcement by the holders of First-Priority Lien Obligations of any of the rights and remedies under the First-Priority Documents or applicable law, including without limitation the exercise of any rights of set-off or recoupment (an “Enforcement Action”); and

(vii) other than in connection with an Enforcement Action, upon the release or discharge of the First-Priority Liens securing obligations under the Senior Credit Facility or any guarantees thereof on any Collateral (with respect to the Lien on such Collateral); provided that (i) the Senior Credit Facility is a Minimum Size Credit Facility, (ii) the aggregate fair market value of Collateral released pursuant to this clause (vii) on and after the Issue Date (in each case measured at the date of release and as determined in good faith by the Board of Directors) after giving effect to any such release does not exceed 30% of the aggregate fair market value of the Collateral immediately prior to such release and (iii) the Collateral released pursuant to this clause (vii) may not consist of substantially all of the Collateral relating to any facility, line of business or division that generated, in the four quarters immediately prior to the proposed release thereof for which financial reports have been provided as required under the Indenture, more than 15% of EBITDA of the Company and its Restricted Subsidiaries.

(b) Upon delivery to the Trustee by the Company or the Issuer of an Officers’ Certificate requesting execution of an instrument confirming the release of the Liens pursuant to Section 11.04(a), accompanied by:

(i) an Opinion of Counsel confirming that such release is permitted by Section 11.04(a);

(ii) all instruments requested by the Issuer to effectuate or confirm such release; and

(iii) such other certificates and documents as the Trustee may reasonably request to confirm the matters set forth in Section 11.04(a),

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee, promptly execute and deliver, such instruments.

(c) All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d) The Issuer will bear and pay all reasonable costs and expenses associated with any release of Liens pursuant to this Section 11.04(a), including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 11.05. Agreement for the Benefit of Holders of First-Priority Liens. The Trustee and each Holder of Notes by accepting a Note agrees, that:

(a) The Liens on the Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subject to and subordinate in ranking to all present and future Liens on the Collateral with a first priority; and the Intercreditor Agreement will be enforceable by the holders of such First-Priority Liens, for the benefit of the holders of Obligations secured thereby, until the satisfaction pursuant to the terms thereof of all such Obligations outstanding at the time of such release.

(b) Without the necessity of any consent of the Trustee or any Holder of the Notes, the holders of the First-Priority Lien Obligations may change, waive, modify or vary any Security Agreement relating to Collateral, subject to the limitations set forth in the Intercreditor Agreement; provided that the Trustee shall be given prompt written notice of any such change, waiver, modification or variance.

(c) As among the Administrative Agent under the Senior Credit Facility, the Trustee and the Holders of the Notes and the holders of the First-Priority Lien Obligations, the holders of the First-Priority Lien Obligations and the Administrative Agent under the Senior Credit Facility will have the sole ability to control and obtain remedies with respect to all Collateral without the necessity of any consent or of any notice to the Trustee, or any such Holder, subject to the limitations set forth in the Intercreditor Agreement.

Section 11.06. Notes and Note Guaranties Not Subordinated. The provisions of Section 11.05 are intended solely to set forth the relative ranking, as Liens, of the Liens on the Collateral securing the Notes and the Note Guaranties as against the Liens on the Collateral securing the First-Priority Lien Obligations. The Notes and the Note Guaranties are senior unsubordinated obligations of the Issuer and the Guarantors. Neither the Notes and the Note Guaranties nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies in respect of the Collateral, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of Section 11.05, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 11.07. Limitation on Duty of Trustee in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or the Guarantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the Security Agreements.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act of 1939 Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.03, the imposed duties shall control.

Section 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuer and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)(1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 12.03. Notices. (a) Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) five calendar days after mailing when mailed by first class mail, postage prepaid or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer:

SEAGATE TECHNOLOGY INTERNATIONAL

920 Disc Drive,

Scotts Valley, CA 95066

Attention: General Counsel

Fax: (831) 438-6675

with a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: William B. Brentani, Esq.

Fax: (650) 251-5002

if to the Trustee:

Wells Fargo Bank, National Association

MAC E2818-176

707 Wilshire Boulevard, 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Services

Fax: (213) 614-3355

with a copy to:

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, NY 10017

Attention: Irving C. Apar, Esq.

Fax: (212) 344-6101

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices (which are deemed given on the first date on which such publication is made), any notice or communication to a Holder will be deemed given five calendar days after mailing to the Holder at its address as it appears on the Register by first class mail, postage prepaid or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under the Indenture, the Issuer will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with, provided, however, that no such Opinion of Counsel shall be required to be furnished in connection with the issuance of the Notes on the Issue Date.

Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.07. Governing Law; Waiver of Jury Trial. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Issuer, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, including any Note Guaranties, the Notes or the transactions contemplated hereby.

Section 12.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 12.09. Successors. All agreements of the Issuer or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 12.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.14. Consent to Jurisdiction; Appointment of Agent for Service of Process. The Issuer and each Guarantor, jointly and severally, agrees that:

(a) Any suit, action or proceeding against the Issuer or any Guarantor arising out of or relating to the Indenture, the Notes and the Security Agreements may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture, the Notes and the Security Agreements, including such actions, suits or proceedings relating to the securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor in the manner provided by this Section 12.14.

(b) The Issuer and each Non-U.S. Guarantor has appointed Seagate Technology (US) Holdings, Inc. as its Authorized Agent, upon whom process may be served in any suit, action or proceeding arising out of or relating to the Indenture or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Seagate Technology (US) Holdings, Inc. has accepted such appointment and has agreed to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and any Non-U.S. Guarantor. Notwithstanding the foregoing, any action involving the Issuer or any Non-U.S. Guarantor arising out of or relating to the Indenture, the Notes and the Security Agreements may be instituted in any court of competent jurisdiction in any other jurisdiction.

The provisions of this Section 12.14 shall survive any termination or cancellation of the Indenture.

Section 12.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuer and each Guarantor with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Issuer and the Guarantors, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agrees to pay to the Issuer an amount equal to the excess of the dollars so purchased over the sum originally due to such person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

SEAGATE TECHNOLOGY INTERNATIONAL as Issuer

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary and General Counsel

[ISSUER SIGNATURE PAGE TO INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

[TRUSTEE SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary, General Counsel and Senior Vice President

[SIGNATURE PAGE TO INDENTURE]

MAXTOR GLOBAL LTD. as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Vice President

[SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY HDD HOLDINGS as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary, General Counsel and Senior Vice President

[SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY (IRELAND) as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary

[SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY MEDIA (IRELAND) as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary

[SIGNATURE PAGE TO INDENTURE]

SEAGATE INTERNATIONAL (JOHOR) SDN. BHD. as Guarantor

By:	/s/ Stephen P. Sedler
Name:	Stephen P. Sedler
Title:	Assistant Secretary

[SIGNATURE PAGE TO INDENTURE]

PENANG SEAGATE INDUSTRIES (M) SDN. BHD. as Guarantor

By:	/s/ Patrick J. O’Malley
Name:	Patrick J. O’Malley
Title:	Director

[SIGNATURE PAGE TO INDENTURE]

SEAGATE SINGAPORE INTERNATIONAL HEADQUARTERS PTE. LTD. as Guarantor

By:	/s/ Patrick J. O’Malley
Name:	Patrick J. O’Malley
Title:	Director

[SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY (THAILAND) LIMITED as Guarantor

By:	/s/ Patrick J. O’Malley
Name:	Patrick J. O’Malley
Title:	Director

[SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY (US) HOLDINGS, INC. as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary and General Counsel

[SIGNATURE PAGE TO INDENTURE]

MAXTOR CORPORATION as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Corporate Secretary, General Counsel and Senior Vice President

[SIGNATURE PAGE TO INDENTURE]

i365 INC. as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Assistant Secretary

[SIGNATURE PAGE TO INDENTURE]

SEAGATE TECHNOLOGY LLC as Guarantor

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Secretary, General counsel and Senior Vice President

[SIGNATURE PAGE TO INDENTURE]

EXHIBIT A

SEAGATE TECHNOLOGY INTERNATIONAL

10.00% Senior Secured Second-Priority Notes due 2014

[CUSIP] [CINS] [            ]

No.	$[ ]

Seagate Technology International, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [            ], or its registered assigns, the principal sum of [            ] DOLLARS ($[            ]) on May 1, 2014.

Interest Rate: 10.00% per annum.

Interest Payment Dates: May 1 and November 1, commencing November 1, 2009.

Regular Record Dates: April 15 and October 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

SEAGATE TECHNOLOGY INTERNATIONAL

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 10.00% Secured Second-Priority Notes due May 1, 2014 described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

SEAGATE TECHNOLOGY INTERNATIONAL

10.00% Senior Secured Second-Priority Notes due 2014

1. Principal and Interest.

The Issuer promises to pay the principal of this Note on May 1, 2014.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.00% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the interest payment date) on each interest payment date, commencing November 1, 2009.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer will pay interest on overdue principal, premium, if any, and interest at the rate applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures.

This is one of the Notes issued under an Indenture dated as of May 1, 2009 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those specifically made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Issuer secured by Liens on the Collateral pursuant to the Security Agreements. The Indenture limits the original aggregate principal amount of the Notes to $430,000,000. This Note is guaranteed, as set forth in the Indenture.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer or the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to May 1, 2010, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

$            .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

SEAGATE TECHNOLOGY INTERNATIONAL,

The Guarantor(s) Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

10.00% Senior Secured Second-Priority Notes due 2014

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,             , among SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation or organization] (each an “Undersigned”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of May 1, 2009 (the “Indenture”), relating to the Issuer’s 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause Restricted Subsidiaries to provide Guaranties in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SEAGATE TECHNOLOGY INTERNATIONAL, as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

C-1

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

            ,

WELLS FARGO BANK, NATIONAL ASSOCIATION

707 Wilshire Boulevard, 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Services

SEAGATE TECHNOLOGY INTERNATIONAL 10.00% Senior Secured Second-Priority Notes due May 1, 2014 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 1, 2009 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $[ ] principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company, the Issuer or any of its Subsidiaries or an Initial Purchaser (each as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $[ ] principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

            ,

WELLS FARGO BANK, NATIONAL ASSOCIATION

707 Wilshire Boulevard, 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Services

SEAGATE TECHNOLOGY INTERNATIONAL 10.00% Senior Secured Second-Priority Notes due May 1, 2014 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 1, 2009 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $[ ] principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $[ ] principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 200    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company (as defined in the Indenture) as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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You and the Issuer (as defined in the Indenture) are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT G

Institutional Accredited Investor Certificate

WELLS FARGO BANK, NATIONAL ASSOCIATION

707 Wilshire Boulevard, 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Services

SEAGATE TECHNOLOGY INTERNATIONAL 10.00% Senior Secured Second-Priority Notes due May 1, 2014 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 1, 2009 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer (as defined in the Indenture), on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuer, the Company or any of its Subsidiaries (each as defined in the Indenture), (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee (as defined in the Indenture) a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION
707 Wilshire Boulevard, 17th Floor
Los Angeles, CA 90017
Attention: Corporate Trust Services OR

[Name of DTC Participant]]

SEAGATE TECHNOLOGY INTERNATIONAL

10.00% Senior Secured Second-Priority

Notes due May 1, 2014 (the “Notes”)

Issued under the Indenture (the “Indenture”)

dated as of May 1, 2009 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer (as defined in the Indenture) are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION
707 Wilshire Boulevard, 17th Floor
Los Angeles, CA 90017
Attention: Corporate Trust Services

Re:	SEAGATE TECHNOLOGY INTERNATIONAL
10.00% Senior Secured Second-Priority
Notes due May 1, 2014 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of May 1, 2009 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer (as defined in the Indenture) are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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EXHIBIT J

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: 920 DISC DRIVE, SCOTTS VALLEY, CALIFORNIA 95066, ATTENTION: TREASURER OR ASSISTANT TREASURER.

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